PARTICIPATION AGREEMENT
                                  By and Among
                          CALVERT VARIABLE SERIES, INC.
                                       And
                          CALVERT ASSET MANAGEMENT CO.
                                       And
                            CALVERT DISTRIBUTORS INC.
                                       And
                           IDS LIFE INSURANCE COMPANY

         THIS AGREEMENT, made and entered into as of this 14th day of April, 2000, by and among CALVERT VARIABLE SERIES, INC., an open-end management investment company organized under the laws of Maryland (the "Fund"), CALVERT ASSET MANAGEMENT CO., a corporation organized under the laws of Delaware (the "Adviser"), CALVERT DISTRIBUTORS INC., a corporation organized under the laws of Delaware (the "Distributor) (the Adviser and the Distributor collectively referred to as "Calvert') and IDS LIFE INSURANCE COMPANY, a Minnesota life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time, (each account referred to as the "Account").

WHEREAS, the Fund was established for the purpose of serving as the investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into participation agreements with the Fund and Calvert (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS,  the Fund  has  received  an  order  from  the  Securities  &  Exchange
Commission (the "SEC") granting Participating Insurance Companies and their separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and certain qualified pension and retirement plans outside of the separate account context (the "Exemptive Order"); and

WHEREAS, the Company has registered or will register certain variable annuity contracts and/or variable life insurance polices (the "Contracts") under the Securities Act of 1933 (the "1933 Act"); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the portfolios named in Schedule 2 to this Agreement, as may be amended from time to time, (the "Portfolios") on behalf of the Account to fund the Contracts; and

WHEREAS, under the terms and conditions set forth in this Agreement, Calvert desires to make shares of the Fund available as investment options under the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I.  Sale and Redemption of Fund Shares

1.1. The Fund will sell to the Company those shares of the Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund (or its agent). Shares of a particular Portfolio of the Fund will be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2. The Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund.

1.3. For purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company will constitute receipt by the Fund provided that: (a) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus; and (b) the Fund receives notice of such orders by 10:00 a.m. Central Time on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.4. The Company will pay for a purchase order on the same Business Day as the Fund receives notice of the purchase order in accordance with
         Section 1.3. The Fund will pay for a redemption order on the same Business Day as the Fund receives notice of the redemption order in accordance with Section 1.3 and in the manner established from time to time by the Fund, except that the Fund reserves the right to suspend payment consistent with Section 22(e) of the 1940 Act and any rules thereunder. In any event, absent extraordinary circumstances specified in Section 22(e) of the 1940 Act, the Fund will make such payment within five (5) calendar days after the date the redemption order is placed in order to enable the Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law. All payments will be made in federal funds transmitted by wire or other method agreed to by the parties.

1.5. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.6. The Fund will furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.7. The Fund will make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 5:30 p.m. Central Time, but in no event later than 6:00 p.m. Central Time each Business Day. The Fund will notify the Company as soon as possible if it is determined that the net asset value per share will be available after 6:00 p.m. Central Time on any Business Day, and the Fund and the Company will mutually agree upon a final deadline for timely receipt of the net asset value on such Business Day.

1.8. Any material errors in the calculation of net asset value, dividends or capital gain information will be reported immediately upon discovery to the Company. An error will be deemed "material" based on the Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Company is provided with materially incorrect net asset value information, the Company will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Neither the Fund, Calvert nor any of their affiliates will be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company to the Fund or Calvert.

1.9. The Fund agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund shares will be used only for the purposes of funding the Contracts and Accounts listed in
         Schedule 1, as amended from time to time.

1.10. The Fund agrees that all Participating Insurance Companies will have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 3.4 and Article IV of this Agreement.

ARTICLE II.  Representations and Warranties

2.1.     The Company represents and warrants that:

         (a) it is an insurance company duly organized and in good standing under applicable law;

         (b) it has legally and validly established or will legally and validly establish each Account as a separate account under applicable state law;

         (c) it has registered or will register to the extent necessary each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts;

         (d) it has filed or will file to the extent necessary the Contracts' registration statements under 1933 Act and these registration statements will be declared effective by the SEC prior to the sale of any Contracts;

         (e) the Contracts will be filed and qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered prior to the sale of Contracts in such states; and

         (f) it will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law, but in any event it will maintain a current effective Contracts' and Account's registration statement for so long as the Contracts are outstanding unless the Company has supplied the Fund with an SEC no-action letter, opinion of counsel or other evidence satisfactory to the Fund's counsel to the effect that maintaining such registration statement on a current basis is no longer required.

2.2. The Company represents and warrants that the Contracts are intended to be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the
         "Internal Revenue Code"), and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.     The Fund represents and warrants that:

         (a) it is duly organized and validly existing under applicable state law;

         (b) it has registered with the SEC as an open-end management investment company under the 1940 Act;

         (c) Fund shares of the Portfolios offered and sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law;

         (d) it is and will remain registered under the 1940 Act for as long as such shares of the Portfolios are sold;

         (e) it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares;

         (f) it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and

         (g) its investment objectives, policies and restrictions comply with applicable state securities laws as they may apply to the Fund and it will register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states to the extent deemed advisable by the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund and the Adviser agree that they will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.4. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.5. The Fund and Calvert represent and warrant that they will invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts and variable life insurance policies under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Adviser further represent and warrant that they will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this representation and warranty by the Fund and/or the Adviser, they will take all reasonable steps:

         (a)      to notify the Company of such breach; and

         (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

2.6.     The Adviser represents and warrants that:

         (a) it is and will remain duly registered under all applicable federal and state securities laws; and

         (b) it will perform its obligations for the Fund in accordance with applicable state and federal securities laws and that it will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.

2.7.     Each party  represents  and warrants  that, as  applicable,  all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and will continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Obligations of the Parties

3.1. The Fund will prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund will bear the costs of registration and qualification of its shares, preparation and filing of documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

3.2. At the option of the Company, the Fund will either: (a) provide the Company with as many copies of the Fund's current prospectus, statement of additional information, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company will reasonably request; or (b) provide the Company with a camera-ready copy, computer disk or other medium agreed to by the parties of such documents in a form suitable for printing. The Fund or the Distributor will bear the cost of typesetting and printing such documents and of distributing such documents to existing Contract owners. The Company will bear the cost of distributing such documents to prospective Contract owners and applicants as required.

3.3.     The Fund, at its expense, either will:

         (a) distribute its proxy materials directly to the appropriate Contract owners; or

         (b) provide the Company or its mailing agent with copies of its proxy materials in such quantity as the Company will reasonably require and the Company will distribute the materials to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. The Fund will bear the cost of tabulation of proxy votes.

3.4.     If and to the extent required by law the Company will:

         (a) provide for the solicitation of voting instructions from Contract owners;

         (b) vote the shares of the Portfolios held in the Account in accordance with instructions received from Contract owners; and

         (c) vote shares of the Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Portfolio for which instructions have been received from the Company's Contract owners;

         so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

3.6. The Company will prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, prospectuses and statements of additional information of the Contracts. The Company will bear the cost of registration and qualification of the Contracts and preparation and filing of documents listed in this Section 3.6. The Company also will bear the cost of typesetting, printing and distributing the documents listed in this
         Section 3.6 to existing and prospective Contract owners.

3.7. The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or Calvert reasonably objects to such use within five (5) Business Days after receipt of such material.

3.8. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis. Nothing in this
         Section 3.8 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.

3.9. Calvert will provide within ten (10) Business Days following the end of each calendar quarter, the Portfolio information, (including, but not limited to, Portfolio composition), that is necessary for the Company to update its sales literature or other promotional materials. Calvert will provide such information via Excel spreadsheet diskette format or in electronic transmission to the Company,

3.10. The Fund or Calvert will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

3.11. The Fund and Calvert will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

3.12. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters that relate to the Fund or its shares at the request of the Company. The Fund will provide to the Company all amendments to any of the above contemporaneously with the filing of such document with the SEC or the NASD.

3.13. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or the NASD.

3.14. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical), radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or ---- other electronic messages), sales literature (i.e., any written communication distributed or made ---- generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

3.15. The Fund and the Adviser hereby consent to the Company's use of the name [insert appropriate trademarked or service marked name or names] in connection with marketing the Contracts, subject to the terms of Sections 3.7 and 3.8 of this Agreement. Such consent will terminate with the termination of this Agreement.

3.16.    The  Adviser  will  be  responsible  for  calculating  the  performance information for the Fund. The Company will be responsible for calculating the performance information for the Contracts. The Adviser will be liable to the Company for any material mistakes it makes in calculating the performance information for the Fund which cause losses to the Company. The Company will be liable to the Adviser for any material mistakes it makes in calculating the performance information for the Contracts which cause losses to the Adviser. Each party will be liable for any material mistakes it makes in reproducing the performance information for Contracts or the Fund, as appropriate. The Fund and the Adviser agree to provide the Company with performance information for the Fund on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

ARTICLE IV.  Potential Conflicts

4.1. The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
         (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

4.2. The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

4.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life ---- insurance contract owners of one or more
         Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by this Article IV to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

4.7. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, and 4.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE V.  Indemnification

5.1.     Indemnification By The Company


         (a) The Company agrees to indemnify and hold harmless the Fund, Calvert, and each person, if any, who controls or is associated with the Fund or Calvert within the meaning of such terms under the federal securities laws (but not any Participating Insurance Companies) and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the
                           Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of Calvert or the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund or Calvert in writing by or on behalf of the Company or persons under its control; or

                  (3) arise out of or are based on any wrongful conduct of, or violation of applicable federal or state law by, the Company or persons under its control or subject to its authorization, with respect to the purchase of Fund shares or the sale, marketing or distribution of the Contracts; or

                  (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control or subject to its authorization;

                  except to the extent provided in Sections 5.1(b) and 5.3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 5.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

5.2.     Indemnification By Calvert

         (a) Calvert agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.2)
                  against  any  and  all  losses,  claims,  expenses,   damages,
                  liabilities (including amounts paid in settlement with the written consent of Calvert) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Calvert or the Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Contract registration statement, prospectus or statement of additional information or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of Calvert or persons under its control; or

                  (3) arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, Calvert or the Fund or persons under their respective control or subject to their authorization with respect to the sale of Fund shares; or

                  (4) arise as a result of any failure by the Fund, Calvert or persons under their respective control or subject to their authorization to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Section 2.5 of this Agreement or any material errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 5.2(a)(4) as an "error"); provided, that the foregoing will not apply where such error is the result of incorrect information supplied by or on behalf of the Company to the Fund or Calvert, and will be limited to (i) reasonable administrative costs necessary to correct such error, and (ii) amounts which the Company has paid out of its own resources to make Contract owners whole as a result of such error; or

                  (5) arise out of or result from any material breach of any representation and/or warranty made by Calvert or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by Calvert or the Fund or persons under their respective control or subject to their authorization;

                except to the extent provided in Sections 5.2(b) and 5.3 hereof.

         (b) No party will be entitled to indemnification under Section 5.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties will promptly notify Calvert and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

5.3.     Indemnification Procedure

         Any person obligated to provide indemnification under this Article V ("Indemnifying Party" for the purpose of this Section 5.3) will not be liable under the indemnification provisions of this Article V with respect to any claim made against a party entitled to indemnification under this Article V ("Indemnified Party" for the purpose of this
         Section 5.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article V, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article V. The indemnification provisions contained in this Article V will survive any termination of this Agreement.

5.4.     Limitation of Liability

         Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business.

5.5.     Arbitration

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the Fund and/or Calvert or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be Minneapolis, Minnesota. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

ARTICLE VI.  Applicable Law

6.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota.

6.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE VII.  Termination

7.1.     This Agreement will terminate:

         (a)      at the  option  of any  party,  with or  without  cause,  with respect to some or all of the Portfolios, upon sixty (60) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties;

         (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

         (d) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund or Calvert by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, regarding the Fund's or Calvert's duties under this Agreement or related to the sale of Fund shares or the administration of the Fund, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or Calvert's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

         (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Article II hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

         (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that the Fund or
                  Calvert has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (j) at the option of the Fund, if the Fund determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, such termination to be effective sixty
                  (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

         (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (i) all contract owners of variable insurance products of all separate accounts; or (ii) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article IV of this Agreement; or

         (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

7.2. Notwithstanding any termination of this Agreement, the Fund and Calvert will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 7.2 will not apply to any terminations under
         Article IV and the effect of such Article IV terminations will be governed by Article IV of this Agreement.

7.3. The provisions of Article V will survive the termination of this Agreement and as long as shares of the Fund are held under Existing
         Contracts in accordance with Section 7.2, the provisions of this Agreement will survive the termination of this Agreement with respect to those Existing Contracts.

ARTICLE VIII.  Notices

         Any notice will be deemed duly given when sent by registered or certified mail (or other method agreed to by the parties) to each other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

         If to the Company:

                  Richard W. Kling
                  President
                  IDS Life Insurance Company
                  IDS Tower 10
                  Minneapolis, MN  554440

         With a copy to:

                  Law Department (Unit 52)
                  IDS Life Insurance Company
                  IDS Tower 10
                  Minneapolis, MN  55440

         If to the Fund or Calvert:

                  Calvert Group Ltd.
                  4550 Montgomery Avenue
                  Bethesda, MD  20814

                  ATTN:  Christine Teske

ARTICLE IX.  Miscellaneous

9.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

9.2. The Fund and Calvert acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 9.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and Calvert agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other information or property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or Calvert from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or Calvert, the Fund and Calvert will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Fund and Calvert acknowledge that any breach of the agreements in this
         Section 9.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

9.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

9.4.     This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which taken together will constitute one and the same instrument.

9.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

9.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

9.7. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

9.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

9.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

CALVERT VARIABLE SERIES, INC.                       CALVERT ASSET MANAGEMENT CO.


By: /s/ William M Tanikoff                         By: /s/  Willaim M Tantikoff


Name:    William M Tanikoff                         Name:    Willaim M Tantikoff


Title: Senior Vice President                       Title:  Senior Vice President



CALVERT DISTRIBUTORS INC.


By: /s/ William M Tanikoff

Name: William M Tanikoff

Title: Senior Vice President


IDS LIFE INSURANCE COMPANY                     ATTEST:


By: /s/ Richard W. Kling                       By: /s/ Mary Ellyn Minenko


Name:  Richard W. Kling                        Name: Mary Ellyn Minenko


Title: President                               Title: Assistant  Secretary

                                   Schedule 1

                             PARTICIPATION AGREEMENT
                                  By and Among
                          CALVERT VARIABLE SERIES, INC.
                                       And
                          CALVERT ASSET MANAGEMENT CO.
                                       And
                            CALVERT DISTRIBUTORS INC.
                                       And
                           IDS LIFE INSURANCE COMPANY


The following Accounts of IDS Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

                  IDS Life Variable Account 10
                  IDS Life Variable Life Separate Account

                                   Schedule 2

                             PARTICIPATION AGREEMENT
                                  By and Among
                          CALVERT VARIABLE SERIES, INC.
                                       And
                          CALVERT ASSET MANAGEMENT CO.
                                       And
                            CALVERT DISTRIBUTORS INC.
                                       And
                           IDS LIFE INSURANCE COMPANY


The Accounts shown on Schedule 1 may invest in the following Portfolios:

                  Calvert Variable Series, Inc.: Social Balanced Portfolio